                                                                    Exhibit 99.1

                             VEECO INSTRUMENTS INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                              RESTATED FOR SAB 101

                                                        ---------------------------------------------------------------------
                                                              MARCH          JUNE        SEPT             DEC           YEAR
                                                               2000          2000        2000            2000          TOTAL
                                                        ---------------------------------------------------------------------
Net sales                                                   $86,831     $ 102,324    $ 81,146       $ 116,367      $ 386,668

Cost of sales                                                46,463        73,329      43,805          64,241        227,838
                                                        ---------------------------------------------------------------------

Gross profit                                                 40,368        28,995      37,341          52,126        158,830

Costs and Expenses:

Research and development expense                             13,345        14,063      13,115          13,381         53,904
Selling, general and administrative expense                  17,128        19,158      20,164          22,411         78,861
Other-net                                                       (20)           61         496             392            929
Amortization expense                                            509           976       1,180           1,071          3,736
Merger and reorganization expenses                              250        13,956           -               -         14,206
Asset impairment charge                                           -         3,722           -               -          3,722

                                                        ---------------------------------------------------------------------

                                                             31,212        51,936      34,955          37,255        155,358
                                                        ---------------------------------------------------------------------

Operating income (loss)                                       9,156       (22,941)      2,386          14,871          3,472

Interest income, net                                           (385)         (136)       (407)           (379)        (1,307)
                                                        ---------------------------------------------------------------------

Income (loss) before income taxes                             9,541       (22,805)      2,793          15,250          4,779

Income tax provision (benefit)                                3,593        (8,779)       (392)          9,855          4,277
                                                        ---------------------------------------------------------------------

Net income (loss) before cumulative
  effect of change in accounting principle                    5,948       (14,026)      3,185           5,395            502

Cumulative effect of change in accounting
  principle (net of tax)                                     18,382             -           -               -         18,382
                                                        ---------------------------------------------------------------------

Net income (loss)                                          ($12,434)     ($14,026)     $3,185          $5,395       ($17,880)
                                                        =====================================================================


Net income (loss) per common share before
  cumulative effect of change in accounting principle         $0.26        ($0.60)      $0.13           $0.22          $0.02

Cumulative effect of change in accounting principle           (0.80)            -           -               -          (0.77)
                                                        ---------------------------------------------------------------------

Net income (loss) per common share                           ($0.54)       ($0.60)      $0.13           $0.22         ($0.75)
                                                        =====================================================================


Diluted net income (loss) per common share before
  cumulative effect of change in accounting principle         $0.26        ($0.60)      $0.12           $0.21          $0.02

Cumulative effect of change in accounting principle           (0.80)            -           -               -          (0.77)
                                                        ---------------------------------------------------------------------

Diluted net income (loss) per common share                   ($0.54)       ($0.60)      $0.12           $0.21         ($0.75)
                                                        =====================================================================


Weighted average shares                                      22,950        23,463      24,098          24,604         23,805

Diluted weighted average shares                              22,950        23,463      25,561          25,410         23,805

                             VEECO INSTRUMENTS INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                              RESTATED FOR SAB 101

                                                   --------------------------------------------
                                                        MARCH        JUNE       SEPT        DEC
                                                         2000        2000       2000       2000
                                                   --------------------------------------------

Cash and cash equivalents                            $ 13,520    $ 13,858   $ 51,642   $ 63,420
Short-term investments                                 51,490      52,189     52,945     26,895
Accounts and notes receivable, net                     87,749      96,443     80,118     98,248
Inventories                                            98,801      86,644     94,512    100,062
Other current assets                                   25,230      36,827     60,448     53,610
                                                   --------------------------------------------

TOTAL CURRENT ASSETS                                  276,790     285,961    339,665    342,235

Net book value of fixed assets                         63,422      63,030     60,609     60,094

Excess of cost over net assets acquired                 9,437       9,732      9,042      9,481
Other assets, net                                      17,378      11,304     12,431     11,473
                                                   --------------------------------------------

TOTAL ASSETS                                         $367,027    $370,027   $421,747   $423,283
                                                   ============================================

Current liabilities                                   107,793     117,126    129,037    121,772

Long-term liabilities                                  21,196      20,843     20,504     18,603

Shareholders' equity                                  238,038     232,058    272,206    282,908
                                                   --------------------------------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $367,027    $370,027   $421,747   $423,283
                                                   ============================================